Exhibit 1

Joint Filing Agreement

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

July 31, 2020

Versant Venture Capital VI, L.P.

By:	Versant Ventures VI GP, L.P.
Its:	General Partner
By:	Versant Ventures VI GP-GP, LLC
Its:	General Partner

By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director

Versant Ventures VI GP, L.P.
By:	Versant Ventures VI GP-GP, LLC
Its:	General Partner

By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director

Versant Ventures VI GP-GP, LLC

By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director

Versant Vantage I, L.P.
By:	Versant Vantage I GP, L.P.
Its:	General Partner
By:	Versant Vantage I GP-GP, LLC
Its:	General Partner

By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director

Versant Vantage I GP, L.P.
By:	Versant Vantage I GP-GP, LLC
Its:	General Partner

By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director

Versant Vantage I GP-GP, LLC

By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director